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                                                                  Exhibit 10.22

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement") is entered into this _____ day of ________, 1996 (the "Effective Date"), between Macpherson Meistergram, Inc., a North Carolina corporation ("Company") and Neil A. Macpherson ("Consultant").

                              W I T N E S S E T H:

      WHEREAS, Company, Willcox & Gibbs, Inc. ("W&G") and Consultant, among others, have entered into a Stock Purchase Agreement dated as of November ___, 1996 (the "Stock Purchase Agreement"); and

      WHEREAS, Prior to the Closing Date (as defined in the Stock Purchase Agreement) under the Stock Purchase Agreement Consultant has been employed as a key employee by Company; and

      WHEREAS, the parties are desirous of entering into this Agreement in order to ensure Company and W&G of Consultant's valuable services pursuant to the terms and conditions contained in this Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

      1.    EMPLOYMENT CONDITIONS

            a. Company hereby engages Consultant as a consultant and Consultant hereby accepts such engagement upon the terms and


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conditions hereinafter set forth. Consultant shall perform consulting, oversight and advisory service to Company at all times reasonably requested by Company and upon reasonable advance notice by the Company. Company acknowledges that Consultant is engaged in various other businesses which may require scheduling flexibility as respects Consultants' services.

            b. During the term of his engagement, Consultant shall not be required to devote all of his business time and attention to providing services to Company. In no event shall Consultant's services be required for more than sixty (60) days over the Term (as defined below).

      2.    TERM.

            Subject to the provisions for earlier termination hereinafter provided, the term of Consultant's employment hereunder shall be for a period of one (1) year commencing with the date of this Agreement (the "Term").

      3.    COMPENSATION.

            a. For all services to be rendered by Consultant pursuant to this Agreement, Consultant shall receive from Company a per diem fee in an amount of $1,000.00.

            b. Consultant shall be entitled to reimbursement for all reasonable business expenses incurred in the performance of his responsibilities under this Agreement. Consultant shall submit to Company periodic statements of all expenses so incurred and Company shall reimburse Consultant the full amount of any such expenses.


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      4. BENEFITS. Consultant shall not be entitled to any Company benefits.

      5.    COVENANTS AND CONFIDENTIAL INFORMATION.

            a. Consultant agrees that he will not, directly or indirectly, whether in the capacity of director, officer, employee, agent, advisor or otherwise, individually or for, with or through any other person, firm or corporation, by equity ownership or otherwise, compete with the Company and Geoffrey E. Macpherson Canada, Inc. ("GEMC") or any subsidiary of the Company or GEMC (collectively the "Protected Parties") with respect to the business conducted by the Protected Parties (the "Prohibited Business") during the Covenant Term (hereinafter defined) during the time period commencing with the Closing Date of the Stock Purchase Agreement and expiring on the fifth (5th) anniversary date of the Closing Date (the "Covenant Term") (x) in North America and (y) in any area of Central and/or South America where the Prohibited Business is conducted during the Covenant Term. The "Prohibited Business" shall include the business of the Company and GEMC as of the Closing Date and technological extensions, enhancements and/or improvements of such business as conducted by the Company and GEMC on the Closing Date.

            b. Notwithstanding the foregoing, during the Covenant Term Consultant shall be permitted to own not in excess of three percent (3%) of any class of securities of any public company which is engaged in the Prohibited Business.

            c. During the Covenant Term Consultant agrees not to induce any person who is an employee or officer of the Protected


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Parties to terminate said relationship, except where such action is taken at the request of Company in the course of carrying out Consultant's duties for the Company or GEMC;

            d. During the Covenant Term the Consultant agrees not to disclose or use, in any manner in competition with or contrary to the interests of the Protected Parties, the customer lists, business methods, product research, or other trade secrets of the Protected Parties relating to the Prohibited Business, it being acknowledged that all such information regarding the Prohibited Businesses, is confidential information and the exclusive property of the Protected Parties; provided, however, that the foregoing restrictions shall not restrict the use or disclosure of such confidential information (i) to any government entity to the extent required by law, or (ii) which is or becomes publicly known and available through no wrongful act of Consultant, or (iii) in the course of carrying out Consultant's duties for the Company or GEMC.

            e. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 5 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as


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shall be valid and enforceable under such applicable law. Consultant acknowledges that any breach of the terms, conditions or covenants set forth in this Section 5 may cause irreparable damage to the Protected Parties because of the special, unique, unusual and extraordinary character of their business and the Protected Parties' recovery of damages at law will not be an adequate remedy. Accordingly, Consultant agrees that for any breach of the terms, covenants or agreements of this Section 5, a restraining order or an injunction or both may be issued against such person, in addition to any other rights or remedies the Protected Parties may have.

      6.    TERMINATION AND SEVERANCE COMPENSATION.

            The employment of Consultant under this Agreement, and the Term hereof, may be terminated by the Company with or without cause at any time without further liability of Company to Consultant. No such termination of the engagement of the Consultant or the Term hereof shall in any way affect the Company's obligation to pay any compensation owed to Consultant, as provided for in Section 3 hereof.

      7. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

      8. BINDING AGREEMENT. The rights and obligations of Company under this Agreement shall inure to the benefit of, and


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shall be binding upon, Company and its successors and assigns, and the rights and obligations of Consultant under this Agreement shall inure to the benefit of, and shall be binding upon, Consultant and his heirs, personal representatives and estate.

      9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally,
(b) three business days after being mailed by registered or certified mail (return receipt requested) as determined by reference to the postmark; or (c) on the same day if sent by facsimile, confirmation received, at the address of such party first above set forth or to such other address as the parties shall furnish in writing.

      10. WAIVER. The failure of any party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

      11. MISCELLANEOUS. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and may not be modified or terminated orally. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Agreement may be executed in multiple counterparts, each of which


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shall be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall be governed by and construed according to the laws of the State of New Jersey, without regard to the principles thereof regarding conflict of laws.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first set forth above.

                                    MACPHERSON MEISTERGRAM, INC.

                                    By: ______________________________
                                    Name:   John K. Ziegler
                                    Title:  Chief Executive Officer

                                    __________________________________
                                            NEIL A. MACPHERSON

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Willcox & Gibbs, Inc., unconditionally guarantees the prompt payment and performance of all obligations of Macpherson Meistergram, Inc. under this Consulting Agreement.

                                    WILLCOX & GIBBS, INC.

                                    By: ______________________________
                                    Name:   John K. Ziegler
                                    Title:  Chief Executive Officer


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